                                                                    Exhibit 10.2

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1998, by and among CD WAREHOUSE, INC., a Delaware corporation ("Buyer"); ZDTMAC, a general partnership (the "Partnership") the general partners of which are Compact Discs Management, Inc., a Delaware corporation ("CDMI"), and Texas ZDT Management, Ltd., a Texas limited partnership ("TEXAS ZDT"); CDMI; TEXAS ZDT; and the general and limited partners of TEXAS ZDT listed on Exhibit "A" attached hereto (collectively, the "TEXAS ZDT
                       ----------
PARTNERS" and, together with ZDTMAC, CDMI and TEXAS ZDT, the "Sellers").

     WHEREAS, the Partnership is engaged in the business (the "Partnership Business") of buying, selling and trading new and used audio compact discs, by acting as a franchisee of Buyer and, as such franchisee, operating the stores (the "CD Warehouse Stores") listed on Exhibit "B" attached hereto; and
                                      ----------

     WHEREAS, CDMI and TEXAS ZDT own, respectively, a 15% and 85% interest in the Partnership as general partners thereof; and

     WHEREAS, it is the intent of CDMI and TEXAS ZDT, as the sole partners of the Partnership, to sell to Buyer all of the assets comprising the Partnership Business and, immediately upon receipt by each of CDMI and TEXAS ZDT of their respective portion of the Purchase Price (as defined herein), to mutually dissolve the Partnership.

     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I
                          TERMS OF PURCHASE AND SALE

     1.1  Purchase and Sale of Assets.  Subject to and upon the terms and
          ----------------------------
conditions contained herein, at the Closing (as defined in Section 9.1), Sellers
                                                           -----------
will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Sellers, free and clear of all liens, claims, security interests and encumbrances of any nature, except as set forth on

Schedule 3.1 ("Encumbrances"), all of the following properties and assets
------------
(whether real or personal, tangible or intangible) of the Partnership related to the Partnership Business (collectively, the "Assets"):

     (a) all of the Sellers' right, title and interest in the Partnership Business' inventory of new and used audio compact discs (the "Inventory");

     (b) All of Sellers' right, title and interest in and to all receivables as of the Closing Date arising out of the operation of the Partnership Business, including, without limitation, accounts receivable, notes receivable, and warranty receivables (collectively, the "Receivables");

     (c) All of Sellers' right, title and interest in and to all franchise agreements and franchise and area development agreements to which the Partnership is a party, as listed on Schedule 1.1 (collectively, the
                                               ------------
          "Contracts");

     (d) All records relating to the Partnership and the Partnership Business, including, without limitation, customer lists, vendor lists, franchise files, accounting and tax records concerning the same and sales literature and promotional materials;

     (e) All of Sellers' right, title and interest in the Partnership's furniture, equipment, files and other assets currently located at the CD Warehouse Stores.

     1.2  Treatment of Certain Obligations.  The term "Payables" means all of
          ---------------------
the Partnership's accounts payable outstanding as of 12:01 a.m. on the day preceding the Closing Date (as defined hereinafter), for Inventory purchased by the Partnership or the CD Warehouse Stores in the ordinary course of Partnership Business. The term "Assumed Obligations" means the Payables and all of Sellers' obligations arising after the Closing Date under the Contracts listed on

Schedule 1.1; provided, however, the Assumed Obligations shall not include any
------------
obligation for performance or obligation or liability of the Sellers for default or nonperformance under the Contracts or Payables arising prior to the Closing Date. AT CLOSING, BUYER WILL ASSUME THE ASSUMED OBLIGATIONS PURSUANT TO AN ASSIGNMENT AND ASSUMPTION AGREEMENT ACCEPTABLE TO BUYER AND SELLERS (THE "ASSIGNMENT AND ASSUMPTION AGREEMENT") EFFECTIVE AS OF THE CLOSING DATE. BUYER WILL NOT ASSUME OR HAVE ANY RESPONSIBILITY, HOWEVER, WITH RESPECT TO ANY OTHER OBLIGATION OR LIABILITY OF THE SELLERS NOT INCLUDED WITHIN THE ASSUMED OBLIGATIONS.

     1.3  Transfer and Conveyance.  Sellers shall execute and deliver to Buyer
          ------------------------
at the Closing (i) a bill of sale (the "Bill of Sale") in substantially the form attached hereto as Exhibit "C," and (ii) all such other assignments,
                   ------------
endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Sellers thereto.

                                  ARTICLE II
                                PURCHASE PRICE

     2.1  Purchase Price
          --------------

     (a) The purchase price for the Assets shall be Five Hundred Eighty-eight Thousand Two Hundred Thirty-six Dollars ($588,236) (the "Purchase Price"), of which 15%, or Eighty-eight Thousand Two Hundred Thirty-six Dollars ($88,236) (the "CDMI Portion of the Purchase Price"), shall be paid to CDMI in cash, and 85%, or Five Hundred Thousand Dollars ($500,000) (the "TEXAS ZDT Portion of the Purchase Price"), shall be paid to TEXAS ZDT in cash and securities of Buyer, as described below. By the execution of this Agreement, TEXAS ZDT hereby directs Buyer to remit the TEXAS ZDT Portion of the Purchase Price directly to the TEXAS ZDT PARTNERS, pro rata to their respective partnership interests in TEXAS ZDT.

     (b) One Hundred Thousand Dollars ($100,000) of the TEXAS ZDT Portion of the Purchase Price shall be paid in cash. The remaining Four Hundred Thousand Dollars ($400,000) of the TEXAS ZDT Portion of the Purchase Price shall be paid in the form of 110,345 shares (the "Stock Portion of the Purchase Price") of the common stock, par value $.01 ("Common Stock"), of Buyer, valued for the purposes of such computation at $3.625 per share.

     2.2  Registration Rights Attributable to the Common Stock Comprising the
          -------------------------------------------------------------------
          Stock Portion of the Purchase Price.  (i) For a period of three years
          -----------------------------------
          following the Closing Date, the TEXAS ZDT PARTNERS will be entitled to register (with certain limitations) all of the Common Stock comprising the Stock Portion of the Purchase Price for sale or distribution in the event that Buyer files (or causes to be filed) a registration statement with the United States Securities and Exchange Commission relating to any of the Common Stock; and (ii) if any such TEXAS ZDT PARTNER elects to participate as a selling shareholder therein, all registration costs and expenses will be borne by the issuer and any participating selling shareholders on a pro rata basis in accordance with the number of shares being registered for sale.

     2.3  Voting Rights to the Common Stock Comprising the Stock Portion of the
          ---------------------------------------------------------------------
          Purchase Price.  During the three year pendency of the TEXAS ZDT
          ---------------
          PARTNERS' registrations rights, as described in Section 2.2 above, the TEXAS ZDT PARTNERS jointly and severally agree and do hereby grant to Buyer's designated representative or proxy, all of the TEXAS ZDT PARTNERS' voting rights and powers with respect to the Common Stock received by them hereunder, to vote in the Buyer's nominee proxy's sole discretion to authorize or approve any corporate or stockholders' action regarding: (i) the election of directors or other officers of the Buyer; (ii) the amendment of the Certificate of Incorporation or By Laws of the Buyer; and (iii) any resolution or proposed action presented at any meeting or requiring the consent of the Buyers stockholders.

                                 ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby represent and warrant as follows:

     3.1  Title.  Sellers have, and upon conveyance of the Assets to Buyer by
          -----
Sellers at the Closing, Buyer will acquire and hold, good and marketable title to all Assets being conveyed hereby, free and clear of any and all Encumbrances, except as set forth on Schedule 3.1.
                       ------------

     3.2  Contract Defaults  Except as disclosed on Schedule 3.2, none of
          -----------------                         ------------
Sellers is aware of any default in any material respect under any of the Partnership Contracts, the Contracts are legal, valid and binding obligations of the respective parties thereto in accordance with their terms and to the best of each such party's knowledge have not been amended, no defenses, offsets or counterclaims thereto have been asserted or may be made by any party thereto.

     3.3  Litigation   To the best of each Seller's knowledge, set forth on
          ----------
Schedule 3.3 is a list of all actions, suits, proceedings, investigations or
------------
grievances pending against the Partnership or any other Seller or threatened against the Partnership, any other Seller, the Partnership's business or any property or rights of the Partnership or any other Seller, at law or in equity or admiralty or before or by and court or federal, state municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each an "Agency").

     3.4  Power and Authority.  The execution, delivery and performance of this
          -------------------
Agreement by Sellers, and all other agreements executed in connection herewith, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action and no further action or approval is required in order to permit Sellers to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of Sellers, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights from time to time in effect). Each of Sellers has full power, authority and legal right to enter into this Agreement, and all other agreements by and among the parties, and to consummate the transactions contemplated hereby and thereby.

     3.5  True, Correct and Complete Information  The information furnished to
          --------------------------------------
Buyer by Sellers prior to or on the date of this Agreement and in any Schedule referred to herein is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or with respect thereto or necessary to make the statements therein or with respect thereto, in light of the circumstances under which such statements are made, true correct and complete.

     3.6  Representations by the TEXAS ZDT PARTNERS with respect to the Stock
          -------------------------------------------------------------------
Portion of the Purchase Price.  Each of the TEXAS ZDT PARTNERS hereby agrees,
-----------------------------
represents and warrants that:

     (a) Such partner is acquiring such shares of Common Stock for his own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

     (b) Such partner understands that he may not sell or otherwise dispose of such shares of Common Stock in the absence of either a registration statement under the Securities Act of 1933, or an exemption from the registration provisions of the Securities Act of 1933; and

     (c) The certificate representing such shares of Common Stock will contain a legend to the effect of paragraph 3.6(b) above.

     (d) Such partner understands that the foregoing representations and warranties are to be relied on by Buyer as a basis for the exemption of the sale of the Common Stock under the registration requirements of the Securities Act of 1933, as amended.

     (e) Such partner acknowledges that the sale of the Common Stock hereunder has not and will not be registered under the Securities Act of 1933, as amended, and that said shares of Common Stock must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available. Such partner understands that Buyer is under no obligation to register the Common Stock or to comply with any exemption available for the resale of the Common Stock without registration.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties to Sellers.

     4.1  Due Organization and Qualification   Buyer is a corporation duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being operated and in the place where such properties are owned or leased and such business is conducted.

     4.2  Corporate Power and Authority   The execution, delivery and
          -----------------------------
performance of this Agreement by Buyer, and all other agreements referred to herein or executed in connection herewith, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights from time to time in effect). Buyer has full power, authority and legal right to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby.

                                   ARTICLE V
                             COVENANTS OF SELLERS

     Each of Sellers, jointly and severally, hereby covenants and agrees with Buyer as follows:

     5.1  Affirmative Covenants.  Prior to the Closing Date (as hereinafter
          ---------------------
defined), Sellers will operate the Partnership Business in the usual, regular and ordinary course of business consistent with past business practices, and, with respect to the Partnership and each of the CD Warehouse Stores comprising the Partnership Business, will use their best efforts to (i) preserve intact its business organization and the Assets; (ii) maintain its properties, machinery and equipment in good operating condition and repair; (iii) continue all existing policies of insurance (or comparable insurance) in full force and effect up to and including the Closing Date (and will not cancel any such issuance or take (or fail to take) any action that would enable the insurers under such policies to avoid liability for claims arising out of any occurrence on or prior to the Closing Date without the prior written consent of Buyer);
(iv) use its best efforts to preserve its present relationships with lending and other financial institutions, suppliers, customers, and franchisees; (v) maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistently applied; .and (vi) accumulate and preserve any and all revenues received for Buyer at Closing.

     5.2  Negative Covenants.  Prior to the Closing Date Sellers will operate
          ------------------
the Partnership and each of the CD Warehouse Stores comprising the Partnership Business in the usual, regular and ordinary course of business consistent with past business practices.

     5.3  Approvals of Third Parties.  As soon as practicable after the date
          --------------------------
hereof, Sellers will use their best efforts to secure all necessary consents, approvals and clearances of third parties that shall be required to consummate the transactions contemplated hereby.

     5.4  Notices.  Sellers will timely give all notices required to be given
          -------
relating to the transactions contemplated hereby, including without limitation,
(i) notices to employees of the CD Warehouse Stores, and (ii) any notices required or requested to be given to all creditors and claimants against Sellers arising out of the Partnership Business or the operation of the CD Warehouse Stores.

     5.5  Covenant Not to Compete.  Each of Sellers covenants and agrees that
          -----------------------
(i) neither he nor it will not, at any time during the period of ten (10) years from the Closing Date, directly or indirectly, in or pertaining to any location in the United States, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business which, or any businesses organization any part of which, engages in the business of buying, selling or trading of new and/or used audio compact discs, including without limitation the selling of, or investing in, franchises which engage in the business of buying, selling or trading of new and/or used audio compact discs of the type and kind and sold by the CD Warehouse Stores in the United States, except as a franchisee of Buyer or an affiliate of Buyer or owner of up to 5% of the outstanding common stock of a corporation so engaged, and (ii) neither he nor it will, at any time during the period of ten (10) years from the Closing Date, directly or indirectly own, manage, operate join, control of participate in the ownership, management, operation or control of any business which, or any business organization any part of which engages in the businesses of buying, selling or trading audio compact discs via the "Internet," the "World Wide Web," or any other "on-line" computer communication networks, except as a franchisee of the Buyer; PROVIDED, HOWEVER, the parties hereto acknowledge that CDMI is the wholly owned subsidiary of Buyer and, accordingly, further acknowledge and agree that, for the purposes of this Section 5.5 only, the term "Sellers" shall not be deemed to include CDMI. The remedy at law for any breach or attempted breach by Sellers of the provisions of this Section 5.5 will be inadequate and Buyer shall be entitled to temporary or permanent injunctive relief against any breach or attempted breach of such provision without the necessity of posting bond or proving actual damages. It is the express intention of the parties hereto to comply with all laws which may be applicable to this Section 5.5. Should any restriction contained in this Section 5.5 be found to exceed in duration or scope the restriction permitted by law, it is expressly agreed that the covenant not to compete contained in this Section 5.5 may be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful and enforceable duration or scope. If any one or more of the provisions contained in this Section 5.5 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but any inconsistency in the provisions of this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The terms and conditions of this Section 5.5 will be governed by and construed in accordance with the laws of the State of Delaware; the foregoing clause will not, however, affect the forum or venue of any dispute resolution proceeding arising in connection with this Agreement or any other term or condition of this Agreement whatsoever.

                                  ARTICLE VI
                              COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Sellers as follows:

     6.1  Approvals of Third Parties.   As soon as practicable after the date
          --------------------------
hereof, Buyer will use its best efforts to secure all necessary consents, approvals and clearances of third parties that shall be required to enable it to consummate the transactions contemplated hereby and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

     6.2  Buyer's Best Efforts.  Buyer will use its best efforts, acting in good
          --------------------
faith, to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

     6.3  Retention of Records.  For a period of six years after the Closing,
          --------------------
Buyer will retain all books and records that Buyer receives from Sellers. During such period, Sellers and their representatives will have access to all such books and records during normal business hours. Buyer will, upon request of Sellers, furnish to such party, without charge, copies of any such books or records.

                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer hereunder shall be subject to the satisfaction of each of the following conditions precedent on or prior to the Closing Date, except such conditions as Buyer may waive in writing.

     7.1  Representations and Warranties of Sellers.  All of the representations
          -----------------------------------------
and warranties of Sellers contained in this Agreement and in any Schedule from Sellers were true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     7.2  Covenants of Sellers.   All of the covenants and agreements herein on
          --------------------
the part of Sellers to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     7.3  Certificate of Sellers.  There shall be delivered to Buyer
          ----------------------
certificates dated as of the Closing Date and signed by each of the Sellers to the effect set forth in Sections 7.1 and 7.2, which certificate shall have the effect of a representation and warranty made by Sellers on and as of the Closing Date.

     7.4  No Casualty Losses.  The Assets shall not have suffered any
          ------------------
destruction or damage by fire, explosion or other casualty or any taking by eminent domain which has materially impaired the operation of the Assets or otherwise had a material adverse effect upon the Partnership Business conducted by Sellers.

     7.5  Litigation.  At the Closing Date, there shall not be pending or
          ----------
threatened any litigation in any court or any proceeding before any Agency, (i) in which it is sought to restrain, invalidate, set aside or obtain damages in respect of the consummation of the purchase and sale of the Assets or the other transactions contemplated hereby, (ii) which could, if adversely determined, result in any material adverse change in the Partnership Business, operations or Assets or the condition, financial, or otherwise, or results of operations of Sellers, (iii) which could, if adversely determined, have a material adverse effect on the right or ability of Sellers to carry on the Partnership Business as now conducted or (iv) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of its ownership of the Assets.

     7.6  Due Diligence.
          -------------

     (a) (i) Buyer shall have completed its "due diligence" review of the Assets, books, records, files, contracts, leases, arrangements, commitments, documents, tax returns, business operations, financial statements, offices, buildings, and any other items or matter that Buyer deems relevant which pertain to the Partnership Business or the transactions contemplated hereby, and (ii) the results of such due diligence review shall be acceptable, in all respects, to Buyer, in its sole discretion.

     (b) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related matters shall have been satisfactory to Day, Edwards, Federman, Propester & Christensen, P.C., counsel for Buyer.

     7.7  Consents.  Sellers shall have obtained all orders, approvals or
          --------
consents of third parties, including without limitation, any consents or approvals deemed necessary by counsel to Buyer that shall be required to consummate the transactions contemplated hereby, including, without limitation, any landlord's consents.

     7.8  Non-Competition Agreements of Sellers.  Each of Sellers shall have
          -------------------------------------
executed and delivered a Non-Competition Agreement substantially in the form attached hereto as Exhibit "D."
                   ----------

     7.9  Further Assurances.  Sellers shall take all such further action as may
          ------------------
be reasonably requested by Buyer in order to effectuate the consummation of the transactions contemplated by this Agreement. If Buyer shall reasonably determine that any further conveyance, assignment or other document or any further action is necessary to vest in it full title to the Assets, Sellers shall cause the appropriate person or entity to execute and deliver all such instruments and take all such action as Buyer may reasonably determine to be necessary.

                                 ARTICLE VIII
                     CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of Sellers to cause the sale of the Assets and the other transactions contemplated hereby to occur at Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Sellers may waive in writing:

     8.1  Representations and Warranties of Buyer.  All of the representations
          ---------------------------------------
and warranties of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     8.2  Covenants of Buyer.  All of the covenants and agreements herein on the
          ------------------
part of the Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     8.3  Buyer's Certificate.   There shall be delivered to Sellers a
          -------------------
certificate dated as of the Closing Date and signed by the President or a Vice President of Buyer to the effect set forth in Sections 8.1 and 8.2, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

                                   ARTICLE IX
                           DATE AND PLACE OF CLOSING

     9.1  Date and Place of Closing.  Subject to satisfaction or waiver of the
          -------------------------
conditions to the obligations of the parties, the purchase and sale of the Assets pursuant to this Agreement shall be effective as of January 1, 1998. The closing (the "Closing") shall be held in the offices of Day, Edwards, Federman, Propester & Christensen, Inc. at 210 Park Avenue, Oklahoma Tower, 29th Floor, in Oklahoma City, Oklahoma or such other place as is mutually agreed to by the parties, at 10:00 a.m., CST, January _____, 1998 (the "Closing Date"). Notwithstanding the Closing Date, however, title to the Assets shall pass from Sellers to Buyer as of 12:01 a.m., on January 1, 1998.

                                   ARTICLE X
                                    CLOSING

     10.1  Sellers' Performance.  At the Closing, concurrently with performance
           --------------------
by Buyer of its obligations to be performed at the Closing:

     (a)  Conveyances.  Sellers shall execute and deliver to Buyer, in form and
          -----------
          substance acceptable to Buyer (i) the Bill of Sale, and (ii) all other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Sellers thereto. If requested by Buyer, such documents shall be in form suitable for recording.

     (b) Records. Sellers shall deliver to Buyer all documents, agreements, reports, books, records and accounts pertaining specifically to the Assets which are in their possession, including without limitation any and all files and documents relating to any litigation described in
          Schedule 3.3.
          ------------

     (c) Certificates. Sellers shall execute and deliver the certificates referred to in Section 7.3.

     (d)  Sellers and the Partners Non-Competition Agreement.  Each of Sellers
          --------------------------------------------------
          shall execute and deliver the Non-Competition Agreement required by
          Section 5.5.
          -----------

     (f)  Other Actions.  Sellers shall take all such other steps as may be
          -------------
          necessary or appropriate to put Buyer in actual and complete ownership and possession of the Assets.

     (g)  Consents.  Sellers shall deliver to Buyer the consents and approvals
          --------
          required by Section 7.7.

     10.2  Buyer's Performance.  At the Closing, concurrently with the
           -------------------
performance by Sellers of its obligations to be performed at the Closing:

     (a)  Purchase Price.  Buyer shall deliver the following:
          --------------

          (i) To CDMI, with respect to the CDMI Portion of the Purchase Price, certified or bank cashier's checks or wire transfers of funds for Eighty-eight Thousand Two Hundred Thirty-six Dollars ($88,236); and

          (ii) To each of the TEXAS ZDT PARTNERS, with respect to the TEXAS ZDT Portion of the Purchase Price, (A) certified or bank cashier's checks or wire transfers of funds for One Hundred Thousand Dollars ($100,000) in an amount payable to each such TEXAS ZDT PARTNER equal to such partner's percentage interest in TEXAS ZDT multiplied by One Hundred Thousand Dollars ($100,000); and (B) stock certificates representing the number of shares of Common Stock equal to such TEXAS ZDT Partner's percentage interest in TEXAS ZDT multiplied by the aggregate number of shares of Common Stock comprising the Stock Portion of the Purchase Price.

     (b)  Certificates.  Buyer shall execute and deliver the certificate
          ------------
          referred to in Section 8.3.

     10.3 Expenses; Other Instruments.  In addition to the foregoing, Buyer and
          ---------------------------
each of Sellers agree as follows:

     (a)  Further Action by Sellers.  At any time and form time to time, at or
          -------------------------
          after the Closing, upon request of Buyer, each of Sellers shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required in order to vest in and confirm to Buyer full and complete title to, possession of, and the right to use and enjoy, the Assets.

     (b)  Further Action by Buyer.  At any time and from time to time, at or
          -----------------------
          after the Closing, upon request of Sellers, Buyer shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts and assurances as may reasonably be required in order to better assure and confirm to Sellers the assumption by Buyer of the obligations to render performance which are to be assumed by Buyer pursuant to this Agreement.

     (c)  Expenses of 1998 Tax Return Preparation.  Any expenses incurred by
          ---------------------------------------
          Buyer in connection with the preparation of tax or information returns for the Partnership for the 1997 and 1998 tax years shall be borne pro rata by CDMI and TEXAS ZDT or, if TEXAS ZDT shall have been dissolved, by each of the TEXAS ZDT PARTNERS in proportion to their partnership interests in TEXAS ZDT.

                                   ARTICLE XI
                          SURVIVAL AND INDEMNIFICATION

     11.1  Survival.  All representations, warranties, covenants and agreements
           --------
made in the Agreement shall survive and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

     11.2  Buyer's Losses.  Each of Sellers hereby agrees, jointly and severally
           --------------
subject to Section 11.7 below, to indemnify Buyer and save and hold Buyer harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Sellers' consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Buyer's Losses"), including without limitation, any and all of Buyer's Losses suffered, sustained, incurred or required to be paid by Buyer by reason of (i) the breach by Sellers of any provisions of this Agreement, including any representation or warranty made by Sellers in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any material failure by Sellers to observe or perform their respective covenants and agreements set forth in this Agreement; (iii) any liability for product warranties or defective products arising from sales of Inventory sold by the CD Warehouse Stores prior to the Closing Date; (iv) any failure by Sellers to satisfy and discharge any other liability or obligation not expressly assumed by Buyer pursuant to this Agreement; or (v) any and all claims made by employees of the Sellers for workmen's compensation, medical insurance, disability, vacation, severance, sick benefits or other compensation arrangements to the extent the same are based on injury or sickness occurring prior to the Closing Date or based on employment service rendered to Sellers prior to the Closing Date.

     11.3  Sellers' Losses.  Buyer agrees to indemnify Sellers and save and hold
           ---------------
Sellers harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent), losses, obligations, liabilities, claims, deficiencies, cost and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Sellers' Losses") suffered, sustained, incurred or required to be paid by Sellers by reason of (i) any representation or warranty made by Buyer in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any material failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement;
(iii) any liability for product warranties or defective products arising from sales of Inventory sold by Buyer after the Closing Date; (iv) any failure by Buyer to satisfy and discharge any liability or obligation expressly assumed by Buyer pursuant to this Agreement; or (v) any and all claims made by employees of Buyer for workmen's compensation, medical insurance, disability, vacation, severance, sick benefits or other compensation arrangements to the extent the same are based on injury or sickness occurring after the Closing Date or based on employment service rendered to Buyer after the Closing Date.

     11.4  Notice of Loss.  Notwithstanding anything herein contained Buyer,
           --------------
Sellers shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach which is asserted has been given to the Indemnifying Party (hereafter defined) and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly after the Indemnified Party (hereafter defined) shall have been given notice of the commencement of a suit, action, investigation or proceeding. With respect to Buyer's Losses pursuant to Section 11.2, hereof, Sellers shall be the Indemnifying Party and Buyer shall be the Indemnified Party. With respect to Sellers' Losses, Buyer shall be the Indemnifying Party and Sellers shall be, jointly or severally, the Indemnified Party.

     11.5  Right to Defend.  Upon receipt of notice of any suit, action,
           ---------------
investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding or its own cost and expense, including the right to invoke any arbitration proceeding available in the dispute. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not be entitled to recover from the Indemnifying Party any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

     11.6   Request to Allocate Responsibility.  Buyer and Sellers agree that if
           -----------------------------------
they are jointly named as parties after Closing in any suit, claim or proceeding that they will jointly request that the arbitrator, panel of arbitrators or court specify in their judgment or order in the event that any liability is determined as to the Buyer or Sellers whether the liability is attributable to an act, omission or occurrence before or after the Closing Date or, if the liability is attributable to acts, omissions or occurrences both before and after the Closing Date, the proportionate degree of fault and damages reflected in the judgment or order, attributable to the Buyer or Sellers.

                                  ARTICLE XII
                             POST-CLOSING COVENANTS

     12.1  Dissolution of the Partnership.  By the execution hereof, each of
           ------------------------------
CDMI and TEXAS ZDT hereby agrees to dissolve the Partnership immediately upon the conveyance to Buyer by the Partnership of the Assets. Immediately upon such occurrence the Partnership shall be deemed dissolved, without further action by either CDMI or TEXAS ZDT, and neither CDMI nor TEXAS ZDT (including the TEXAS ZDT PARTNERS) shall have any liability or responsibility for the acts of the other, except as expressly provided in this Agreement.

                                  ARTICLE XIII
                                  TERMINATION

     13.1  Termination.  This Agreement may be terminated and abandoned at any
           -----------
time on or prior to the Closing Date.

     (a)  By the mutual consent in writing of Buyer and Sellers;

     (b) By Buyer in writing if any of the material conditions to the obligations of Buyer contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date or if the results of Buyer's due diligence investigation of the Assets and Partnership Business are not satisfactory to Buyer in all respects.

     (c) By Sellers in writing if any of the material conditions to the obligations of Sellers contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date.

     (d) By Buyer or Sellers in writing if the Closing shall not have occurred by February 1, 1998, except that no party shall have the right to terminate this Agreement if the failure to close shall be the result of such party's failure to perform, in any material respect, its obligations hereunder.

     13.2  No Further Force or Effect.  In the event of termination and
           --------------------------
abandonment of this Agreement pursuant to the provisions of Section 13.1, this Agreement shall be of no further force or effect, except for the last sentences of Sections 5.3 and 6.1 and Section 14.1 which shall not be affected by termination of this Agreement.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1  Expenses.  Except as otherwise expressly provided herein, each of
           --------
Sellers and Buyer shall each pay their own expenses in connection with the preparation of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, fees of its own counsel, auditors and other experts, whether or not such transactions be consummated.

     14.2  Entire Agreement.  This Agreement, together with the Schedules and
           ----------------
other agreements contemplated herein, constitutes the entire contract and shall supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any representations or warranties except as specifically set forth herein or in any Schedule hereto or agreement executed in connection herewith or expressly required to be made or delivered pursuant thereto.

     14.3  Successors and Assigns.  The terms and conditions of this Agreement
           ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements.

     14.4  Identical Counterparts.  This Agreement may be executed in one or
           ----------------------
more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     14.5  Headings.  The headings of the paragraphs and subparagraphs of this
           --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     14.6  Use of Certain Terms.  As used in this Agreement, the words "herein,"
           --------------------
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     14.7  Modification and Waiver.  Any of the terms or conditions of this
           -----------------------
Agreement may be waived in writing at any time, whether before or after action thereon by the party which is entitled to the benefits thereof; and this Agreement may be modified or amended at any time, whether before or after action thereon by the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     14.8  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     14.9  Notices.  All notices, consents, requests, instructions, approvals
           -------
and/or communications provided for herein, shall be validly given, made or served if in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (i)   If to Sellers:   ZDTMAC
                            c/o
                            ________________________

                            ________________________
            with copy to:   ________________________

                            ________________________

                            ________________________

      (ii)  If to Buyer:    CD Warehouse, Inc.
                            Attn:  Jerry W. Grizzle
                            1204 Sovereign Row
                            Oklahoma City, OK 73108

            with copy to:   Day, Edwards, Federman, Christensen & Propester,
                            P.C.
                            Attn: Bruce W. Day
                            210 Park Avenue
                            29th Floor Oklahoma Tower
                            Oklahoma City, Oklahoma 73102

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by a similar notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail.

     14.10  Governing Law.  This Agreement has been executed and delivered in
            -------------
the State of Oklahoma and, except as otherwise provided in Section 5.5 of this Agreement, shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma. This Agreement will not be construed for or against a party merely because that party prepared it, but will at all times be construed according to its fair meaning.

     14.11  No Agent's Fees.  Buyer represents to Sellers, and each of Sellers
            ---------------
represents to Buyer, that there is no agent's broker's or finder's fees or commission payable or that will be payable in connection with the transactions contemplated hereby by virtue of or resulting from any action or agreement by it. Buyer hereby agrees to indemnify and hold harmless Sellers, and Sellers agree to indemnify and hold harmless Buyer, from and against any claim, demand, liability, loss, cost or expense (including reasonable attorneys' fees and expenses) on account of or in connection with any agent's, broker's or finder's fees or commissions payable or alleged to be payable in connection with this Agreement or the transactions contemplated hereby virtue of or resulting from any action or agreement on the part of such indemnifying party.

     14.12  Binding Arbitration.  Each party to this Agreement agrees that any
            -------------------
dispute or controversy arising between any of the parties to this Agreement, or
                                                                  ---------
any person or entity in privity
therewith, out of the transactions effected and relationships created pursuant to this Agreement and each other agreement created in connection herewith, including any dispute or controversy regarding the formation, terms, or construction of this Agreement, regardless of kind or character, must be resolved through binding arbitration. Each party to this Agreement agrees to submit such dispute or controversy to arbitration before the American Arbitration Association in Oklahoma City, Oklahoma, and further agrees to be bound by the determination of any arbitrator or arbitration panel empanelled by the American Arbitration Association to adjudicate the dispute. Judgment on any arbitration award may be entered in any court of competent jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any such dispute or controversy in a court of competent jurisdiction and, further, may seek provisional or ancillary remedies including temporary or injunctive relief in connection with such dispute or controversy in a court of competent jurisdiction, provided that the dispute or controversy is ultimately resolved through binding arbitration conducted in accordance with the terms and conditions of this Section.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in counterparts all as of the date first above written.

SELLERS:

ZDTMAC, A GENERAL PARTNERSHIP

     BY:

     COMPACT DISCS MANAGEMENT, INC., A GENERAL PARTNER OF ZDTMAC


             BY:  __________________________________________
             Gary D. Johnson, President and Chief Executive Officer

     AND:

     TEXAS ZDT MANAGEMENT, LTD., A GENERAL PARTNER OF ZDTMAC

             By: ZDT MANAGEMENT, L.L.C., THE GENERAL PARTNER OF TEXAS ZDT MANAGEMENT, LTD.

                  By:  _________________________________________
                       Zack Miller, Member

                       _________________________________________
                       David Pulling, Member

TEXAS ZDT PARTNERS:

     ZDT MANAGEMENT, L.L.C., THE GENERAL PARTNER OF TEXAS ZDT MANAGEMENT, LTD.

             By:  _________________________________________
                  Zack Miller, Member

                  _________________________________________
                  David Pulling, Member
     NATICO INTEREST, L.P.

             By:  _________________________________________
                  Name:
                  Title:

     DAVID PULLING

     _____________________________________
     David Pulling

     MARILYN HACKLER

     _____________________________________
     Marilyn Hackler

     ZACK MILLER

     _____________________________________
     Zack Miller

     MARY THRASH

     ______________________________________
     Mary Thrash

     AMP MILLER, JR.

     _______________________________________
     Amp Miller, Jr.

     DON BLACK

     _______________________________________
     Don Black

     AMP MILLER III

     _______________________________________
     Amp Miller,III

     JACK SCHESKE

     _______________________________________
     Jack Scheske


BUYER:
     -

CD WAREHOUSE, INC.

By:  ___________________________________
     Jerry W. Grizzle,
     President and Chief Executive Officer

                           ASSET PURCHASE AGREEMENT

                        List of Schedules and Exhibits


SCHEDULES
---------

     1.1  Contracts
     2.2  Allocation of Purchase Price
     3.1  Encumbrances
     3.2  Contract Defaults
     3.3  Litigation


EXHIBITS
--------

     A    List of General and Limited Partners of Texas ZDT
     B    List of ZDTMAC-Owned CD Warehouse Stores
     C    Bill of Sale
     D    Noncompetition Agreement